Exhibit 10.2(iii)

FIBROGEN, INC.

AMENDMENT

TO STOCK OPTION AGREEMENT

GRANTED UNDER 1999 STOCK PLAN

Pursuant to your Election to Participate in FibroGen’s Amendment and Exchange Offer ending on June 24, 2010 (your “Election”), this Amendment (the “Amendment”) is entered into and made effective on June 24, 2010 (the “Amendment Effective Date”) by and between you, [                    ] (“Optionee”) and FibroGen, Inc. and its subsidiaries (“Company”). This Amendment amends the Stock Option Agreement that governs the option with Option Grant Number [                    ] (now referred to as MA[        ]) granted on [                    ] for [                ] shares of FibroGen Common Stock, for which you have agreed to amend pursuant to your executed Election (the “Option Agreement”). Optionee and Company shall be referred to individually herein as a “Party”, and collectively as, the “Parties”. The Option Agreement, together with its corresponding Option Grant Notice and this Amendment are collectively referred to as the “Agreement”.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

(1)	Unless otherwise defined herein, all capitalized terms and phrases used in this Amendment shall have the meaning ascribed to them in their respective Option Agreement.

(2)	For the purpose of the Agreement, a “Change of Control Event” shall mean the occurrence of a single transaction or series of related transactions of any one or more of the following events:

(i) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(ii) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur; or

(iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; provided, however, that for purposes of the foregoing, in no event shall “substantially all” mean less than fifty percent (50%) of the consolidated assets of the Company and its Subsidiaries, as determined by the Board in its sole discretion.

The term Change of Control Event shall not include a merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

(3)	Section 3 of the Option Agreement is hereby deleted in its entirety and replaced with the following:

“The Term of your option commences on the Grant Date and expires on the day before the tenth (10th) anniversary of the Grant Date regardless of your employment status.”

(4)	Section 5.3 of the Option Agreement is hereby deleted in its entirety and replaced with the following:

“Manner of Exercise. Optionee may exercise this option, or any portion of this option, within sixty (60) days of the expiration of its Term, as set forth in Section 3 hereof, or at any time during your Term provided that a Liquidity Event (as defined below) has occurred, by delivering a notice of exercise in a form acceptable to the Company and executed by Optionee together with payment of the exercise price and payment of any mandatory withholding or employment taxes, as requested by the Company, to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require. For the purpose of this Agreement, a “Liquidity Event” shall be defined to have occurred on either (a) the effective date of a registration statement for an initial public offering, filed by the Company under the Securities Act; or (b) the execution of an agreement, or approval of a plan or other similar document providing for a transaction or series of transactions that, if completed, would constitute a Change of Control Event (as defined below), provided that, in the event you deliver a Notice of Exercise prior to the completion of such Change of Control Event in satisfaction of the above requirements, the exercise shall only be effective, if at all, upon or immediately prior to, as applicable, the completion of the transaction or series of transactions constituting the Change of Control Event, as necessary for you to participate therein. The Company will provide you with notice (at the last address it has on file for you) of a Change of Control Event upon its occurrence or, if possible within 10 days or such other time as reasonably practicable prior to the completion of such event.

(5)	This Amendment, together with the Option Agreement, as well as the Grant Notice and Plan referenced therein, contain the entire understanding of the Parties with respect to the subject matter hereof. Except as otherwise provided herein, the Option Agreement has not been modified or amended and remains in full force and effect. All express or implied agreements and understandings, either oral or written, heretofore made with respect to subject matter herein are expressly superseded in this Amendment. In the case of any conflict between the terms of the Amendment, the Option Agreement, the Grant Notice and/or the Plan, the terms of this Amendment shall control.

FIBROGEN, INC.

AMENDMENT

TO STOCK OPTION AGREEMENTS

THIS AMENDMENT (the “Amendment”) is entered into and made effective on July 1, 2013 (the “Amendment Effective Date”) by and between you, (“Optionee”) and FibroGen, Inc. (“Company”). This Amendment amends your Stock Option Agreements that govern the option grants listed on Exhibit A hereto (the “Option Agreements”). Optionee and Company shall be referred to individually herein as a “Party”, and collectively as, the “Parties”. The Option Agreements, together with its corresponding Option Grant Notice, this Amendment, and any previous Amendments thereof, are collectively referred to as the “Agreement”.

(1)	Unless otherwise defined herein, all capitalized terms and phrases used in this Amendment shall have the meaning ascribed to them in their respective Option Agreements.

(2)	Section 5.3 of each of the Option Agreements is hereby deleted in its entirety and replaced with the following:

“You may exercise the vested portion of your option [(and the unvested portion of your option if permitted)] during its Term, as set forth in Section 3 hereof, by delivering a Notice of Exercise (in a form designated by the Company) together with payment of the exercise price, pursuant to Section 5.4 hereof, to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.”

(3)	Section 5.4 of each of the Option Agreements is hereby deleted in its entirety and replaced with the following:

“METHOD OF PAYMENT. Payment of the exercise price is due in full upon exercise of all or any part of your option. You may elect to make payment of the exercise price in cash or by check or in any of the following ways, if applicable:

(a) So long as the Company is Listed and if approved by the Company at the time your option is exercised, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds. For purposes of this Agreement, the Company shall be deemed to be “Listed” when the Common Stock of the Company is listed on a national securities exchange or designated as a national market security on an interdealer quotation system, if such securities exchange or interdealer quotation system has been certified in accordance with the provisions of Section 25100(o) of the California Corporate Securities Law of 1968, as amended.

(b) So long as the Company is Listed or as otherwise approved by the Company at the time your option is exercised, by Delivery of the largest whole number of shares of Common Stock already-owned by you, free and clear of any liens, claims, encumbrances or security interests, with a Fair Market Value on the date of exercise that does not exceed the aggregate exercise price; provided, that any remaining balance of the aggregate exercise price not satisfied by such Delivery of whole shares shall be paid by cash or check. “Delivery” for these purposes, in the sole discretion of the Company at the time you exercise your option, shall include delivery to the Company of your attestation of ownership of such shares of Common Stock in a form approved by the Company. Notwithstanding the foregoing, you may not exercise your option by tender to the Company of Common Stock to the extent such tender would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.

(c) So long as the Company is Listed or as otherwise approved by the Company at the time your option is exercised, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise of your option by the largest whole number of shares with a Fair Market Value on the date of exercise that does not exceed the aggregate exercise price; provided, that any remaining balance of the aggregate exercise price not satisfied by such holding back of whole shares shall be paid by cash or check; provided, however, shares of Common Stock will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (i) shares are used to pay the exercise price pursuant to the “net exercise,” (ii) shares are delivered to you as a result of such exercise, and (iii) shares are withheld to satisfy tax withholding obligations. Note that any option, or portion thereof, that is exercised through this “net exercise” method will be disqualified as an incentive stock option and treated as a Nonstatutory Stock Option.”

(4)	This Amendment, together with the Option Agreements, as well as the Grant Notice and Plan referenced therein, contain the entire understanding of the Parties with respect to the subject matter hereof. Except as otherwise provided herein, the Option Agreements has not been modified or amended and remains in full force and effect. All express or implied agreements and understandings, either oral or written, heretofore made with respect to subject matter herein are expressly superseded in this Amendment. In the case of any conflict between the terms of the Amendment, the Option Agreements, the Grant Notice and/or the Plan, the terms of this Amendment shall control.

FIBROGEN, INC.

By:	/s/ Pat Cotroneo

Pat Cotroneo
Chief Financial Officer